Exhibit 10.19

CONTRACT AMENDMENT AGREEMENT

This Agreement is made this 7th day of May, 2014, by and between Farmland Partners Inc., a Maryland corporation with principal offices at 8670 Wolff Court, suite 240, Westminster, CO 80031 (“FPI”), and Darren and Jessica Erker, Colorado residents whose principal address is 48030 Cottonwood Lane, Burlington, CO 80807 (“Seller”).

WHEREAS, on 4/18/2014 FPI and Seller entered into a Real Estate Purchase Contract (Land Only) for the sale by Seller to FPI of 525 +/- acres of farmland in Kansas (the “Kansas Contract”);

WHEREAS, per the provisions of the Kansas Contract, FPI had deposited $300,000 of earnest money (the “Kansas Earnest Money”) with Northwest Kansas Title Co., LLC (the “Kansas Earnest Money Trustee”);

WHEREAS, on 4/18/2014 FPI and Seller entered into a Contract To Buy And Sell Real Estate (Land) for the sale by Seller to FPI of 3,171 +/- acres of farmland in Colorado (the “Colorado Contract”);

WHEREAS, in connection with the Kansas Contract and the Colorado Contract, FPI and Seller had agreed to certain other terms, including a lease agreement, as described in Exhibit A to the Colorado Contract;

WHEREAS, FPI and Seller have now agreed that it is in their mutual interest to terminate the Kansas Contract and make certain related amendments to other terms of their agreement;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, FPI and Seller agree as follows:

1.              The Kansas Contract shall be terminated.

2.              The Kansas Earnest Money shall be returned to FPI. This Agreement shall constitute instructions for the Kansas Earnest Money Trustee to do so, and Seller shall provide any further instructions to do so as necessary.

3.              The Colorado Contract shall be amended as follows:

•           Purchase Price (ref. §4.1) shall be $7,639,322;

•           Cash at Closing (ref. §4.4) shall be $3,879,562;

•           Exhibit A shall be replaced by the Exhibit A in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the date first written above.

FARMLAND PARTNERS INC.	DARREN ERKER

/s/ Luca Fabbri	/s/ Darren Erker
by: Luca Fabbri
Chief Financial Officer
JESSICA ERKER

/s/ Jessica Erker